SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

NETFRAN DEVELOPMENT CORP.

(Exact name of issuer as specified in its charter)

FLORIDA	65-0983277

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2801 N.E. 208th Terrace, 2nd Floor
Aventura, FL 33180

(Address of principal executive offices)

FEE PAYMENT AGREEMENT

(Full title of the Plan)

Elliot Krasnow, President
Netfran Development Corp.
2801 N.E. 208th Terrace, 2nd Floor
Aventura, FL 33180
(305) 931-4000

(Name, address and telephone number of agent for service)

Approximate date of commencement of sales pursuant to the Plan: From time to time after the effective date of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of		Proposed maximum	Proposed
securities	Amount	offering price	maximum	Amount of
to be	to be	per share	aggregate	registration
registered	registered	(a)	offering price	fee

Common Stock	33,738	$.001	$33.74	$1.00

(a)	Calculated in accordance with Rule 457(f)(2) based on registrant’s book value as of September 30, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in the registration statement:

(a) The registrant’s latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) or (c) of the Securities Exchange Commission under the Securities Act of 1933.

(b) All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the prospectus referred to in (a) above.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Reference is hereby made to the provisions of the Florida Business Corporation Act which provides for indemnification of directors and officers under certain circumstances.

     The Registrant’s Articles of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the laws of the State of Florida, indemnify any director and officer of the corporation against expenses incurred by such person by reason of the fact that he serves or has served the corporation in such capacity.

     Indemnification under the Company’s Articles Bylaws is nonexclusive of any other right such persons may have under statute, agreement, bylaw or action of the Board of Directors or shareholders of the corporation.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

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Item 8. EXHIBITS.

     The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons or the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Aventura, Florida on January 22, 2003.

NETFRAN DEVELOPMENT CORP.

By: /s/ Elliot Krasnow

Elliot Krasnow President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Elliot Krasnow Elliot Krasnow	President and Director (Chief executive officer)	January 22, 2003

/s/ Robert Steinberg Robert Steinberg	Treasurer and Director (Chief accounting officer and Chief financial officer	January 22, 2003

/s/ Dellray Lefevere Dellray Lefevere	Director	January 22, 2003

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EXHIBIT INDEX

No.	Description

5	Opinion of Joel Bernstein, Esq., P.A.

24.1	Consent of Independent Certified Public Accountants

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